Exhibit 10.3

Confidential information in this Amendment No. 1 to Third Amended and Restated Loan and Servicing Agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request

AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED

LOAN AND SERVICING AGREEMENT

This AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT, dated as of September 19, 2011 (this “Amendment”), is executed by and among DT WAREHOUSE, LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”), DT CREDIT COMPANY, LLC, an Arizona limited liability company, as servicer (in such capacity, the “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Backup Servicer, Paying Agent and Securities Intermediary, DEUTSCHE BANK AG, NEW YORK BRANCH, as Program Agent for the Conduit Lenders and the Committed Lenders and as sole Managing Agent and sole Committed Lender, and MONTEREY FUNDING LLC, as a Conduit Lender. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the “Loan and Servicing Agreement” (defined below).

WITNESSETH:

WHEREAS, the Borrower, the Servicer, the Program Agent, the Paying Agent, the Commercial Paper Conduits from time to time party thereto, and the Financial Institutions from time to time party thereto entered into that certain Third Amended and Restated Loan and Servicing Agreement dated as of July 23, 2010 (the “Loan and Servicing Agreement”);

WHEREAS, as provided herein, the parties hereto have agreed to amend certain provisions of the Loan and Servicing Agreement as described below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment to the Loan and Servicing Agreement. Effective as of the date hereof, and subject to the satisfaction of the conditions precedent and subsequent set forth in Section 2 hereof, the Loan and Servicing Agreement is hereby amended as follows:

1.1 The definitions of “Borrowing Base (Eligible Contracts)”, “Borrowing Base (Wet Contracts)”, “Charged-Off Losses Ratio”, “Delinquency Measurement Ratio”, “DTCS” and “Permitted State”, set forth in Section 1.01 of the Loan and Servicing Agreement are hereby amended and restated as follows:

“Borrowing Base (Eligible Contracts)” means, at any time, the product of (i) the Advance Rate and (ii) (w) the aggregate Principal Balances of all Eligible Contracts at such time, minus (x) the amount by which the aggregate Principal Balances of all Eligible Contracts as to which the related Contract Debtor is rated “D+”, “D” or “D-” pursuant to the Credit and Collection Policy exceeds the product of 5.00% and the aggregate Principal Balances of all Eligible Contracts at such time, minus (y) the amount by which the aggregate Principal Balances of all Eligible Contracts as to which all or part in excess of 10.00% of any Scheduled Payment is 31 or more but less than 61 days delinquent exceeds the product of 10.00%, minus (z) the amount by which the aggregate Principal Balances of all Eligible Contracts as to which the original term to maturity exceeds sixty-eight (68) months exceeds the product of 5.00% and the aggregate Principal Balances of all Eligible Contracts at such time.

“Borrowing Base (Wet Contracts)” means, at any time, the lesser of (a) $9,000,000 and (b) (i) the product of 50% and the aggregate Principal Balance of all Pledged Contracts that are Wet Contracts at such time, minus (ii) the amount by which the aggregate Principal Balances of all Pledged Contracts that are Wet Contracts as to which the related Contract Debtor is rated “D+”, “D” or “D-” pursuant to the Credit and Collection Policy exceeds the product of 5.00% and the aggregate Principal Balances of all Pledged Contracts that are Wet Contracts at such time, minus (iii) the amount by which the aggregate Principal Balances of all Pledged Contracts that are Wet Contracts as to which the original term to maturity exceeds sixty-eight (68) months exceeds the product of 5.00% and the aggregate Principal Balances of all Pledged Contracts that are Wet Contracts at such time.

“Charged-Off Losses Ratio” means, with respect to any Accounting Period (i) with respect to the Pledged Contracts, the percentage equivalent of a fraction, the numerator of which is the aggregate Principal Balance of such Pledged Contracts which became Charged-Off Contracts during such Accounting Period, minus the aggregate of amounts received by the Servicer during such Accounting Period and applied to any Pledged Contract which is a Charged-Off Contract as of the end of such Accounting Period, and the denominator of which is the aggregate Principal Balance of all Pledged Contracts as of the end of such Accounting Period, or (ii) with respect to the Managed Portfolio Contracts, the percentage equivalent of a fraction, the numerator of which is the aggregate Principal Balance of the Managed Portfolio Contracts which became Charged-Off Contracts during such Accounting Period, minus the aggregate of amounts received by the Servicer during such Accounting Period and applied to any such Managed Portfolio Contract which is a Charged-Off Contract as of the end of such Accounting Period, and the denominator of which is the aggregate Principal Balance of all Managed Portfolio Contracts as of the end of such Accounting Period.

“Delinquency Measurement Ratio” means, as of any Measurement Date, (a) with respect to the Pledged Contracts, the quotient (expressed as a percentage) of (i) the Principal Balance of the Pledged Contracts which are Delinquency Measurement Contracts as of such Measurement Date, divided by (ii) the aggregate Principal Balance of all Pledged Contracts as of such Measurement Date, or (b) with respect to the Managed Portfolio Contracts, the quotient (expressed as a percentage) of (i) the Principal Balance of all of the Managed Portfolio Contracts which are Delinquency Measurement Contracts as of such Measurement Date, divided by (ii) the aggregate Principal Balance of all Managed Portfolio Contracts as of such Measurement Date.

“DTCS” means DriveTime Car Sales Company, LLC, an Arizona limited liability company, together with its successors and each wholly-owned subsidiary of DriveTime Car Sales Company, LLC, created for the purpose of originating Contracts.

“Permitted State” means each of Arizona, Nevada, California, New Mexico, Texas, Florida, Georgia, Virginia, North Carolina, Colorado, Oklahoma, South Carolina, Tennessee, Alabama, Mississippi, Ohio, Kentucky, Arkansas, Missouri and Indiana and such other states as may be approved by the Program Agent in writing from time to time (such approval not to be unreasonably withheld).

1.2 The definition of “Eligible Contract” set forth in Section 1.01 of the Loan and Servicing Agreement is hereby amended by deleting clauses (g), (i) and (uu) thereof and substituting, in lieu thereof, respectively, the following:

(g) which is not (i) a Charged-off Contract, (ii) a Contract for which the Amount Financed was in excess of $30,000, or (iii) a Contract that (A) was previously a Pledged Contract and (B) was previously transferred by the Borrower in connection with a Contract Disposition Transaction and, at the time of such Contract Disposition Transaction, was a Delinquency Measurement Contract; provided that notwithstanding the foregoing, a Contract of the type described in this clause (iii) may become an Eligible Contract if it otherwise satisfies the definition thereof upon the earlier of (x) the date after such Contract Disposition Transaction on which such Contract is not a Delinquency Measurement Contract and the related Contract Debtor has made at least four (4) Scheduled Payments thereunder and (y) the date on which such Contract was not a Delinquency Measurement Contract for three (3) consecutive Accounting Periods;

(i) which (i) has an original term to maturity that is not less than twelve (12) months and does not exceed sixty-two (62) months, or such other period as may be agreed to from time to time by the Borrower and the Program Agent, provided that (x) for Receivables as to which the Contract Debtor is rated “B” the original term to maturity is not less than twelve (12) months and does not exceed sixty-eight (68) months and (y) for Receivables as to which the Contract Debtor is rated “A” the original term to maturity is not less than twelve (12) months and does not exceed seventy-two (72) months, (ii) the Schedule of Payments has equal periodic payments except for payments due during the first 90 days of the term of such Contract, and except for the final payment which may be less than the other equal payments, and the payment obligation is in United States dollars, and (iii) does not cause the weighted average (based on Principal Balances of the applicable Eligible Contracts) original term to maturity of all Eligible Contracts that are Pledged Contracts to exceed sixty-two (62) months; provided that the Pledged Contracts rendered ineligible solely pursuant to the foregoing clause (iii) shall be selected by the Borrower from the Pledged Contracts with the longest original term to maturity and only with Principal Balances required to reduce such weighted average original term to maturity of all Eligible Contracts that are Pledged Contracts to or below sixty-two (62) months; provided that any such ineligible Pledged Contract may be subsequently designated by the Borrower as an “Eligible Contract” if the eligibility of such Pledged Contract would not cause such weighted average original term to maturity of all Pledged Contracts to exceed sixty-two (62) months.

(uu) with respect to which the scheduled payments under the Contract are due at least monthly in level payments through its maturity date sufficient to fully amortize the principal balance of such Contract by its maturity date, assuming timely payment by

Obligors on simple interest Contracts, except that the payment in the first or last month of the life of the Contract may be minimally different from the level payment.

1.3 The definitions of “Wet Contract” set forth in Section 1.01 of the Loan and Servicing Agreement is hereby amended by deleting clauses (g) and (i) thereof and substituting, in lieu thereof, respectively, the following:

(g) which is not (i) a Charged-off Contract, (ii) a Contract for which the Amount Financed was in excess of $30,000, or (iii) a Contract that (A) was previously a Pledged Contract and (B) was previously transferred by the Borrower in connection with a Contract Disposition Transaction and, at the time of such Contract Disposition Transaction, was a Delinquency Measurement Contract; provided that notwithstanding the foregoing, a Contract of the type described in this clause (iii) may become an Eligible Contract if it otherwise satisfies the definition thereof upon the earlier of (x) the date after such Contract Disposition Transaction on which such Contract is not a Delinquency Measurement Contract and the related Contract Debtor has made at least four (4) Scheduled Payments thereunder and (y) the date on which such Contract was not a Delinquency Measurement Contract for three (3) consecutive Accounting Periods;

(i) which has an original term to maturity that does not exceed sixty-two (62) months, or such other period as may be agreed to from time to time by the Borrower and the Program Agent, provided that (x) for Receivables as to which the Contract Debtor is rated “B” the original term to maturity is not less than twelve (12) months and does not exceed sixty-eight (68) months and (y) for Receivables as to which the Contract Debtor is rated “A” the original term to maturity is not less than twelve (12) months and does not exceed seventy-two (72) months, (ii) and the Schedule of Payments has equal periodic payments except for payments due during the first 90 days of the term of such Contract, and except for the final payment which may be less than the other equal payments, and the payment obligation is in United States dollars, and (iii) does not cause the weighted average (based on Principal Balances of the applicable Eligible Contracts) original term to maturity of all Eligible Contracts that are Pledged Contracts to exceed sixty-two (62) months; provided that the Pledged Contracts rendered ineligible solely pursuant to the foregoing clause (iii) shall be selected by the Borrower from the Pledged Contracts with the longest original term to maturity and only with Principal Balances required to reduce the such weighted average original term to maturity of all Eligible Contracts that are Pledged Contracts to or below sixty-two (62) months; provided that any such ineligible Pledged Contract may be subsequently designated by the Borrower as an “Eligible Contract” if the eligibility of such Pledged Contract would not cause such weighted average original term to maturity of all Pledged Contracts to exceed sixty-two (62) months.

1.4 Section 1.01 of the Loan and Servicing Agreement is hereby amended by deleting the definitions of “Alternate Payment Location” and “Ineligible Securitization Contract”.

1.5 Section 4.01(j) of the Loan and Servicing Agreement is hereby amended and restated as follows:

(j) Collection Information; Master Agency Agreement. The names and addresses of all the Approved Sub-servicers, Depository Account Banks and Lock-Box Processors, together with the addresses of the Lock-Boxes and the account numbers of the Depository Accounts are as specified in Exhibit F. The Lock-Boxes set forth on Exhibit F are the only addresses to which Contract Debtors and Approved Sub-servicers of Pledged Contracts are directed to make payment. The Depository Accounts set forth on Exhibit F are the only accounts (other zero-balance accounts) to which Contract Debtors, Approved Sub-servicers or Lock-Box Processors remit Collections of Pledged Contracts by wire transfer or electronic funds transfer. Exhibit N hereto is a full, complete and correct copy of the Master Agency Agreement and such agreement has not been modified and is in full force and effect. There are no agreements or understandings relating to the Master Agency Agreement that are not fully and accurately described in Exhibit N. No DT Entity has granted any Person, other than Wells Fargo Bank, National Association under the Master Agency Agreement, “control” (within the meaning of Section 9-102 of any applicable enactment of the UCC) of any Depository Account or the right to take control of any Depository Account at a future time or upon the occurrence of a future event.

1.6 Section 5.01(g)(i) of the Loan and Servicing Agreement is hereby amended and restated as follows:

(i) Instruct all Contract Debtors to remit all payments made in respect of the Pledged Contract to a Lock-Box or a Depository Account;

1.7 Section 5.03(d) of the Loan and Servicing Agreement is hereby amended and restated as follows:

(d) Change in Payment Instructions to Contract Debtors. Make any change in its instructions to Contract Debtors regarding the making of payments in respect of the Pledged Contracts to any Lock-Box or Depository Account, other than instructing Contract Debtors to remit payments to another Lock-Box or Depository Account.

1.8 Section 5.03(e) of the Loan and Servicing Agreement is hereby amended by deleting the last sentence thereof.

1.9 Section 5.06(c) of the Loan and Servicing Agreement is hereby amended and restated as follows:

(c) Change in Payment Instructions to Contract Debtors. Make any change in its instructions to Contract Debtors regarding the making of payments in respect of the Pledged Contracts to any Lock-Box or Depository Account, other than instructing Contract Debtors to remit payments to another Lock-Box or Depository Account.

1.10 Section 5.06(d) of the Loan and Servicing Agreement is hereby amended by deleting the last sentence thereof.

1.11 Exhibit F to the Loan and Servicing Agreement is hereby amended and restated as set forth on Exhibit F hereto.

SECTION 2. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Program Agent of counterparts of this Amendment executed by each of the parties hereto.

SECTION 3. Representations, Warranties and Confirmations. Each of the Servicer and the Borrower hereby represents and warrants that:

3.1 It has the power and is duly authorized to execute and deliver this Amendment.

3.2 The execution and delivery of this Amendment has been duly authorized by all corporate or limited liability company action necessary on its part.

3.3 This Amendment and the Loan and Servicing Agreement as amended hereby, constitute legal, valid and binding obligations of such parties and are enforceable against such parties in accordance with their terms.

3.4 Immediately prior, and after giving all effect, to this Amendment, the covenants, representations and warranties of each such party, respectively, set forth in the Loan and Servicing Agreement and as amended hereby, are true and correct in all material respects as of the date hereof (except to the extent such representations or warranties relate solely to an earlier date and then as of such date).

3.5 Immediately prior, and after giving all effect, to this Amendment, no event, condition or circumstance has occurred and is continuing which constitutes an Event of Termination or Incipient Event of Termination.

SECTION 4. Entire Agreement. The parties hereto hereby agree that this Amendment constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.

SECTION 5. Effectiveness of Amendment. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Loan and Servicing Agreement shall remain in full force and effect and are hereby ratified and confirmed. This Amendment is effective only for the specific purpose for which it is given and shall not operate as a consent, waiver, amendment or other modification of any other term or condition set forth in the Loan and Servicing Agreement or any right, power or remedy of any Program Agent under the Loan and Servicing Agreement. Upon the effectiveness of this Amendment, each reference in the Loan and Servicing Agreement to “this Agreement” or “this Loan and Servicing Agreement” or words of like import shall mean and be references to the Loan and Servicing Agreement as amended hereby, and each reference in any other Facility Document to the Loan and Servicing Agreement or to any terms defined in the Loan and Servicing Agreement which are modified hereby shall mean and be references to the Loan and Servicing Agreement or to such terms as modified hereby.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Severability. In case any provision in this Amendment will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 8. Binding Effect. This Amendment shall be binding upon and shall be enforceable by parties hereto and their respective successors and permitted assigns.

SECTION 9. Headings. The Section headings herein are for convenience only and will not affect the construction hereof.

SECTION 10. Novation. This Amendment does not constitute a novation or termination of the Loan and Servicing Agreement or any Facility Document and all obligations thereunder are in all respects continuing with only the terms thereof being modified as provided herein.

SECTION 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

DT WAREHOUSE, LLC,
as Borrower

By:	/s/ Jon Ehlinger
Name: Jon Ehlinger
Title: Secretary

DT CREDIT COMPANY, LLC,
as Servicer

By:	/s/ Jon Ehlinger
Name: Jon Ehlinger
Title: Secretary

Signature Page to Amendment No 1 to Third Amended and Restated Loan and Servicing Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer, Paying Agent and Securities Intermediary

By:	/s/ Jeanine C. Casey
Name: Jeanine C. Casey
Title: Vice President

Signature Page to Amendment No 1 to Third Amended and Restated Loan and Servicing Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH
as sole Committed Lender, sole Managing Agent and as Program Agent

By:	/s/ Daniel Gerber
Name: Daniel Gerber
Title: Director

By:	/s/ Katherine Bologna
Name: Katherine Bologna
Title: Vice President

MONTEREY FUNDING LLC,
as a Conduit Lender

By:	/s/ Lori Gebron
Name: Lori Gebron
Title: Vice President

Signature Page to Amendment No 1 to Third Amended and Restated Loan and Servicing Agreement

EXHIBIT F

LIST OF LOCK-BOXES, LOCK-BOX PROCESSORS; DEPOSITORY ACCOUNTS;

AND DEPOSITORY ACCOUNT BANKS

HOME OFFICE

4020 East Indian School Road, Phoenix, AZ 85018

MESA OFFICE

7300 East Hampton Boulevard, Mesa, AZ 85029

DEALERSHIPS

Attached

P.O. BOXES

DT Credit Company, LLC, P.O. Box 53087, Phoenix, AZ 85072

DEPOSITORY ACCOUNTS

Wells Fargo Bank, 100 West Washington Street, Phoenix, AZ 85003

Attn: Mr. John Helms, (602) 378-6633

Acct: [*] (Concentration)

Acct: [*] (Collection)

*	Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.